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                                                                       EXHIBIT 1


                        13,000,000 SHARES OF COMMON STOCK


                        ALLIANCE DATA SYSTEMS CORPORATION


                             UNDERWRITING AGREEMENT


                                                                    May __, 2001


BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

         Alliance Data Systems Corporation, a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 13,000,000 shares (the "FIRM SHARES") of its common stock, par value $0.01 per share (the "COMMON STOCK") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,950,000 shares (the "ADDITIONAL SHARES") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "SHARES". The Shares are more fully described in the Registration Statement referred to below.

         The Company and the Underwriters agree that up to 650,000 Shares to be purchased by the Underwriters (the "RESERVED SHARES") shall be reserved for sale by Merrill Lynch & Co. ("MERRILL LYNCH") to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

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         1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to, and agrees with, each of the Underwriters that:

               (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, and has filed amendments thereto, on Form S-1 (No. 333-94623), for the registration of the Shares under the Securities Act of 1933, as amended (the "ACT"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "REGULATIONS"), and any additional registration statement increasing the size of the offering filed pursuant to Rule 462(b) of the Regulations with respect to the Shares ("462(b) REGISTRATION STATEMENT"), is herein called the "REGISTRATION STATEMENT," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "PROSPECTUS." The term "PRELIMINARY PROSPECTUS" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

               (b) At the time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Shares. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement


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thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.
If Rule 434 is used, the Company will comply with the requirements of Rule 434.

               (c) Deloitte & Touche LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

               (d) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as disclosed or specifically contemplated therein, there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

               (e) This Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to any bankruptcy or other law affecting the enforcement of creditors rights generally and any general principles of equity.

               (f) The execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound and which is material to the business of the Company or its subsidiaries or (ii) violate or conflict with any provision of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or businesses. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or businesses is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to


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be issued, sold and delivered by the Company hereunder, except (A) the registration under the Act of the Shares, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters,
(C) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Shares are offered and (D) those which have been duly obtained at or prior to the Closing Date.

               (g) None of the Company or its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, and is not in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound except as would not reasonably be expected to result in a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default on the part of the Company or its subsidiaries nor, to the Company's knowledge, any other party as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default except as would not reasonably be expected to result in a Material Adverse Effect.

               (h) All of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable, were issued in compliance with federal and state securities laws and the Delaware General Corporation Law and were not issued and are not now in violation of or subject to any preemptive rights. The Shares have been duly authorized for issuance and sale to the Underwriters and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, as of March 31, 2001, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock conforms, and when issued, delivered and paid for in accordance with this Agreement, the Firm Shares and the Additional Shares will conform, to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. The Company has all requisite corporate power to enter into and perform its obligations under this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company to the Underwriters as contemplated herein.

               (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such


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qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not disclosed as required by the Act or the Regulations in the Registration Statement and the Prospectus; and, to the knowledge of the Company, the Company has not received any notice of a proceeding instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification which, either singly or in the aggregate, could have a Material Adverse Effect. Other than its ownership of all of the outstanding capital stock or other equity interests of each of the entities set forth on Schedule II hereto, the Company does not own or control, either directly or indirectly, any corporation, partnership, limited liability company, association or other entity. All of the issued shares of capital stock of each of the entities listed on Schedule II hereto have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equitable claims or other adverse claims, except for liens under the Company's Amended and Restated Credit Agreement, dated July 24, 1998, as amended.

               (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus. There are no statutes or regulations that are required to be described in the Registration Statement or Prospectus that are not described as required by the Act or the Regulations. There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required by the Act or the Regulations. The contracts so described in the Prospectus are in full force and effect on the date hereof.

               (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

               (l) The consolidated financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. Pro forma financial information included in the Prospectus under the captions "Summary Consolidated Financial Data" and


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"Unaudited Pro Forma Consolidated Financial Information" has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, no other financial statements or schedules are required by Form S-1 to be included in the Registration Statement.

               (m) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby. All holders of any such rights to the registration of securities of the Company have duly and validly waived all such rights in writing prior to the date hereof.

               (n) None of the Company or any of its subsidiaries is, and upon consummation of the transactions contemplated hereby and at all times up to and including the application of net proceeds as described in the Prospectus none of such entities will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

               (o) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (p) Each of the Company and its subsidiaries has good and marketable title to all the properties and assets reflected as owned by them in the financial statements hereinabove described (or elsewhere in the Registration Statement or Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) or
(ii) those which would not, singly or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries holds its leased properties under valid and binding leases, with such exceptions as would not have a Material Adverse Effect. Except as disclosed in the Prospectus, the Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted.

               (q) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as disclosed or specifically contemplated therein, (i) neither the Company nor any of its subsidiaries has entered into any material agreement or other transaction which is not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than dividends accruing to the holders of the


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Company's Series A Cumulative Convertible Preferred Stock, $0.01 par value per share (the "SERIES A PREFERRED STOCK"); (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iv) neither the Company nor any of its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; and (v) there has not been any change in the capital stock (other than upon the sale of the Common Stock hereunder, upon the conversion of Series A Preferred Stock and upon the exercise of options or warrants described in the Registration Statement) or indebtedness material to the Company.

               (r) The Company has acquired on commercially reasonable terms sufficient trademarks, trade names, patent rights, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses, approvals and governmental authorizations necessary to carry on its business as now conducted and as proposed to be conducted in the Prospectus, except where the failure to own or possess such rights, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (i) the Company has no knowledge of any infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others and (ii), to the Company's knowledge, there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which would, in either case, whether singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any reasonable grounds for the same.

               (s) Each of the Company and its subsidiaries has filed all federal, state and local income tax returns or extensions therefor which have been required to be filed and has paid or accrued all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith. The Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would reasonably be expected to result in a Material Adverse Effect.

               (t) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares and the Reserved Shares other than the Prospectus, the Registration Statement and correspondence in connection with the Reserved Share program, in substantially the form as filed supplementally by the Company with the Commission, and the other materials permitted by the Act.

               (u) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed reasonable and customary for their respective businesses and all other risks customarily insured against, all of which insurance is in full force and effect. None of the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses.


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               (v)   Neither the Company, any of its subsidiaries nor, to the
Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

               (w) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, vendors or original equipment manufacturers that would reasonably be expected to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or its subsidiaries' employees and, to the Company's knowledge, no such agreement is imminent.

               (x) The Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

               (y) Except as set forth in the Registration Statement and Prospectus, (i) the Company and its subsidiaries are in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("ENVIRONMENTAL LAWS") which are applicable to their respective business, (ii) neither the Company nor any of its subsidiaries has received notice from any governmental authority or third party of an asserted claim under Environmental Laws which, under Regulation S-K, is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company and its subsidiaries will not be required to make future material capital expenditures to comply with Environmental Laws,
(iv) no property which is owned, leased or occupied by the Company or one of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), or otherwise designated as a contaminated site under applicable state or local law, (v) neither the Company nor any of its subsidiaries has disposed of any "hazardous substances" as defined by CERCLA on any property which is or was owned, leased or occupied by the Company or one of its subsidiaries; (vi) neither the Company nor any of its subsidiaries has disposed or arranged for disposal of any "hazardous substances" as defined by CERCLA on any third party property, except as would not, either singly or in the aggregate, have a Material Adverse Effect; and (vii) neither the Company nor any of its subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action.

               (z) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them of the sort required to be disclosed in the Registration Statement and Prospectus, except as disclosed therein. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries, on the other hand, which is required to be described in the Prospectus which is not so described.

               (aa) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Reserved Share program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or its subsidiaries to alter the customer's or supplier's level or type of business with the Company or its subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

               (bb) Each of the Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability.

               (cc) The deposit accounts and investment certificates of World Financial Network National Bank, a wholly owned subsidiary of the Company (the "BANK"), are duly and adequately insured by the Federal Deposit Insurance Corporation (the "FDIC") to the full extent of FDIC insurance limits. No charge, investigation or proceeding for the termination or revocation of the Bank's charter, good standing or FDIC insurance is pending or, to the best knowledge of the Company, threatened.

               (dd) Neither the Company nor the Bank is subject to any order of the Federal Reserve Board (the "FEDERAL RESERVE"), the FDIC, the Office of the Comptroller or the Currency (the "OCC") or any state or foreign banking departments with jurisdiction over the Bank or its operations, nor is the Company or the Bank subject to any agreement or consent related to compliance with banking laws and regulations with, or board resolution adopted at the instigation of, any such regulatory authorities. The Bank has conducted and is conducting its business so as to comply in all material respects with all applicable federal, foreign and state laws, rules, regulations, decisions, directives and orders of the Federal Reserve, the FDIC, the OCC and any state or foreign banking departments with jurisdiction over the Bank or its operations. No material charge, investigation or proceeding with respect to, or relating to, the Bank is pending or, to the best knowledge of the Company, threatened, by or before any regulatory, administrative or governmental agency, body or authority.

               (ee) The Bank is in compliance with all applicable capital requirements. The Bank is "well capitalized" as defined in FDIC regulations, with capital ratios as set forth in the Registration Statement and the Prospectus.

               (ff) Neither the Company nor any of its subsidiaries is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, as amended.

               (gg) Except as would not reasonably be expected to have a Material Adverse Effect, whether singly or in the aggregate, the credit card accounts (the "ACCOUNTS") originated by the Bank, whether securitized by the Bank or retained as seller's interest for the Bank's own account, have been created, maintained by the Bank and serviced in compliance with applicable federal and state laws and regulations and the standard policies and procedures of the Bank relating to the administration of the Accounts including, but not limited to, the solicitation, credit approval, processing, servicing, collection and other administration and management of the Accounts, as such policies and procedures may have been modified from time to time.

               (hh) The interest rates, fees and charges in connection with the Accounts comply in all material respects with applicable federal and state laws and regulations and, except as would not reasonably be expected to have a Material Adverse Effect, whether singly or in the aggregate, with each agreement between the Bank and a cardholder containing the terms and conditions of the Account.

               (ii) All applications for Accounts have been conducted and evaluated and applicants notified in a manner which is in compliance, in all material respects, with all provisions of the Equal Credit Opportunity Act and its implementing regulations, as amended. All disclosures made in connection with the Accounts are and have been in compliance, in all material respects, with the provisions of the Consumer Credit Protection Act and its implementing regulations, as amended.

         2.    PURCHASE, SALE AND DELIVERY OF THE SHARES.

               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

               (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York, or at such other place as shall be agreed upon by Bear, Stearns & Co. Inc. ("BEAR STEARNS") and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "CLOSING DATE"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date. If you so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

               (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 1,950,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised from time to time and at any time, in whole or in part, on or before the 30th day following the date of the Prospectus, by written notice by Bear Stearns to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "ADDITIONAL CLOSING Date"); PROVIDED, HOWEVER, that, unless otherwise agreed to by Bear Stearns and the Company, the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date. If you so elect, delivery of any Additional Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 13,000,000, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns in its sole discretion shall make.

         Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. OFFERING. Upon the Company's authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

               (a) The Company will use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

               The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto (including any post-effective amendments) become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

               (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

               (c) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement and all amendments of and supplements to such documents, if any, as you may reasonably request. The Company will use its reasonable best efforts to cause to be delivered to the Underwriters, in New York City or such other locations in the United States as directed by the Underwriters, by 2:00 p.m. New York City time on the business day next succeeding the date of this Agreement, copies of the Prospectus in such quantities as you may reasonably request.

               (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions (foreign and domestic) as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

               (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

               (f) During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear Stearns, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company, and the Company will obtain the written undertaking, the form of which shall be subject to the approval of Bear Stearns, of each of its executive officers and directors and such of its stockholders and other officers as have been heretofore designated by you and listed on Schedule III attached hereto not to engage in any similar transactions on their own behalf. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof which is described in the Registration Statement or the Prospectus or
(iii) the grant of options or share purchase rights by the Company pursuant to the option plans described in the Registration Statement or Prospectus, provided, such options are not exercisable for 180 days after the date of the Prospectus, or if such options are exercisable within such period, such options are subject to lockup provisions substantially the same as those set forth in this Section 4(f). The Company further agrees that, with respect to any and all Common Stock that is pledged to the Company or is otherwise delivered to the Company for a similar purpose, if such Common Stock is subject to the lockup contemplated by this Section 4(f), such Common Stock when acquired by the Company due to the foreclosure by the Company or other similar action with respect to such Common Stock shall continue to be governed by, and the Company shall comply with, the lockup provision that applied to the pledgee or other person from whom the Company acquired such Common Stock.

               (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish or make available to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

               (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

               (i) The Company will use its best efforts to cause the Shares to be listed on the New York Stock Exchange.

               (j)   The Company will comply with Rule 463 of the Regulations.

               (k) The Company hereby agrees that it will ensure that the Reserved Shares will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

               (l) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "ELECTRONIC PROSPECTUS" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to Bear Stearns, that may be transmitted electronically by Bear Stearns and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (the "PROSPECTUS DELIVERY PERIOD"); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to Bear Stearns, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

         5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares
(including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final
"Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) listing of the Shares on the New York Stock Exchange, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.; (vi) the cost of printing certificates representing the Shares; (vii) the cost and charges of any transfer agent or registrar and (viii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters with respect to the Reserved Share program, incurred by the Underwriters in connection with the Reserved Share program, and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Share program.

         6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "CLOSING DATE" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Gibson, Dunn & Crutcher LLP ("UNDERWRITERS' COUNSEL") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

               (b) At the Closing Date you shall have received the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each of the Company and its subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction listed on Schedule II attached hereto. Each of the Company and its subsidiaries has all requisite corporate power to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and, with respect to the Company, to enter into the Underwriting Agreement. All of the issued and outstanding capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of preemptive rights granted under such subsidiary's certificate of organization or under the corporate laws of the jurisdiction of its incorporation and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever, except for liens under the Company's Amended and Restated Credit Agreement, dated July 24, 1998, as amended. Except as disclosed in or specifically contemplated by the Prospectus, to the knowledge of such counsel, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

               (ii) The authorized capital stock of the Company (including the Common Stock) as of December 31, 2000 conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights created under the Company's certificate of incorporation or under the Delaware General Corporation Law. The Shares to be delivered on the Closing Date have been duly authorized and, when issued and delivered by the Company in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights created under the Company's certificate of incorporation or under the Delaware General Corporation Law. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (iii) The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

               (iv) The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly and validly executed and delivered by the Company.

               (v) To the knowledge of such counsel, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

               (vi) The execution and delivery of this Agreement by the Company do not and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or
         (B) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except that such counsel shall express no opinion in clause (A) above with respect to breaches or violations of or defaults under any covenant, restriction or provision with respect to financial ratios, or tests, or any aspect of the financial condition or results of operations of any party.

               (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except for (1) such as may be required under any foreign securities laws, including such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Shares are offered, or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act, (3) the clearance of the offering by the NASD and (4) such consents, approvals, authorizations and orders as have been duly obtained on or prior to the date hereof and are in full force and effect.

               (viii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

               (ix) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued by the Commission and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made in the manner and within the time period required thereby.

               (x) The Company is not in violation or default of its certificate of incorporation or bylaws, and to the best of such counsel's knowledge, is not in breach of or default of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound except as would not have a Material Adverse Effect;

         and to the best of such counsel's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default except as would not have a Material Adverse Effect.

               (xi) To the knowledge of such counsel, there are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement or by the Regulations which have not been accurately and completely described or filed as required.

               (xii)  The statements (i) in the Prospectus under the captions:

                      (a) Risk Factors--If our bank subsidiary fails to meet credit card bank criteria, we may become subject to regulation under the Bank Holding Company Act, which would force us to cease all of our non-banking business activities and thus cause a drastic reduction in our profits and revenue,

                      (b) Risk Factors--Delaware law and our charter
               documents could prevent a change of control that might be beneficial to you,

                      (c) Risk Factors--Legislation relating to consumer
               privacy may affect our ability to collect data that we use in providing our marketing services, which could negatively affect our ability to satisfy our clients' needs,

                      (d) Risk Factors--Current and proposed regulation and
               legislation relating to our credit services could limit our business activities, product offerings and fees charged,

                      (e) Risk Factors--We may face damages as a result of
               litigation in connection with the bankruptcy proceedings of one of our former customers, Service Merchandise, and a class action suit filed on behalf of a group of World Financial cardholders,

                      (f) Business--Regulation,

                      (g) Business--Legal Proceedings,

                      (h) Management--Employment, Severance and
               Indemnification Agreements,

                      (i) Management--Amended and Restated Stock Option and
               Restricted Stock Plan,

                      (j) Management--Alliance Data Systems 401(k) and
               Retirement Savings Plan,

                      (k) Management--Supplemental Executive Retirement Plan,

                      (l) Management--2000 Incentive Compensation Plan,

                      (m) Management--Employee Stock Purchase Plan,

                      (n) Certain Relationships and Related Transactions--
               Transactions with Welsh, Carson, Anderson & Stowe,

                     (o) Certain Relationships and Related
               Transactions--Transactions with The Limited,

                     (p) Certain Relationships and Related
               Transactions--Stockholders Agreement with Welsh Carson and The Limited,

                     (q) Description of Capital Stock and

                     (r) Shares Eligible for Future Sale, and

               (ii) in Item 14 and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings.

                     (xiii) The form of certificate used to evidence the Shares is in due and proper form and complies in all material respects with all applicable statutory requirements under the laws of the State of Delaware.

                     (xiv) The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon the exercise of options under the Company's Stock Option Plan which is not less than the number of options issuable under such plan, as of the Closing Date.

                     (xv) Other than as described in the Prospectus, no stockholder of the Company or any other person has any preemptive right of first refusal or other similar right to subscribe for or purchase securities of the Company (i) arising by operation of the certificate of incorporation or bylaws of the Company or the general corporation law of the State of Delaware or (ii) arising from any contract or agreement filed as an exhibit to the Registration Statement (including without limitation any transaction document entered into in connection with any of the Company's preferred stock financings) or otherwise known to such counsel.

                     (xvi) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

               (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (d) At the Closing Date you shall have received a certificate of the Company executed on its behalf by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the properties, operations, condition (financial or otherwise), or results of operations of the Company as presently conducted or as proposed to be conducted and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

               (e) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 2000, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 2000 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to December 31, 2000 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or
(C) that during the period from January 1, 2001 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement. In addition, such letter shall state that the pro forma financial information and the historical recast financial information included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, including
Rule 11-02 of Regulation S-X, and that the pro forma adjustments have been properly applied to historical amounts in the compilation of such pro forma financial information.

               (f) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

               (g) You shall have received from each person who is a director or officer of the Company, and each stockholder as has been heretofore designated by you and listed on Schedule III hereto, an agreement, in the form set forth on Schedule IV hereto, to the effect that such person will not, directly or indirectly, without the prior written consent of Bear Stearns, on behalf of the Underwriters, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the transfer by the stockholder of any Common Stock to any member of the stockholder's immediate family, or to a revocable trust for the benefit of the stockholder or any member of the stockholder's immediate family, provided that any such member or transferee agrees to be bound by all of the terms and conditions contained in such agreement, for a period of 180 days after the date of the Prospectus.

               (h) At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange upon official notice of issuance.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         7.    INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and PROVIDED, FURTHER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense or (ii)(A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Shares have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Canada or New Zealand in connection with the reservation and sale of the Reserved Shares to participants in the Reserved Share program, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

               (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any of its subsidiaries within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last two paragraphs of the cover page and under the captions "Underwriting--Public Offering Price and Dealers Concession," "Underwriting--Discretionary Accounts," "Underwriting--Prospectus in Electronic Format," "Underwriting--Stabilization and Other Transactions" and "Underwriting--NYSE Undertaking" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of this indemnity agreement). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

               (d) In connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of participants in the Reserved Share program to pay for and accept delivery of Reserved Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and its subsidiaries any contribution received by the Company or its subsidiaries from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.

               Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

         9.    DEFAULT BY AN UNDERWRITER.

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

               (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

               (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the

Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "UNDERWRITER" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become, and does become, a director of the Company) or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to
Section 9 or 11 hereof.

         11.   EFFECTIVE DATE OF AGREEMENT; TERMINATION.

               (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

               (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or the Nasdaq National Market System shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or the Nasdaq National Market System by such entities or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

               (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167, Attention: Syndicate Department, with a copy to Gibson, Dunn & Crutcher LLP, Attention: Kenneth M. Doran, 333 S. Grand Avenue, Los Angeles, CA 90071; if sent to the Company, shall be mailed, delivered, or telexed or faxed and confirmed in writing to the Company, 17655 Waterview Parkway, Dallas, TX 75252, Attention: J. Michael Parks, with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., Attention: Terry M. Schpok, P.C., 1700 Pacific Avenue, Suite 4100, Dallas, TX 75201.

         13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         16. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

               If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       ALLIANCE DATA SYSTEMS CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Accepted as of the date first above written
BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION


By:
   ---------------------------
   Name:
   Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                                         NUMBER OF FIRM
NAME OF UNDERWRITER                                  SHARES TO BE PURCHASED
-------------------                                  ----------------------
Bear, Stearns & Co. Inc.

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

Credit Suisse First Boston Corporation

         Total                                             13,000,000
                                                     ======================

                                   SCHEDULE II

                        DIRECT AND INDIRECT SUBSIDIARIES

----------------------------------------------------------------------------------------------------------------------------------
                                                      JURISDICTION OF                         JURISDICTIONS WHERE
      SUBSIDIARY NAME                     OWNERSHIP    INCORPORATION                        QUALIFIED TO DO BUSINESS
----------------------------------------------------------------------------------------------------------------------------------
ADS Alliance Data Systems, Inc.              100%      Delaware             Alabama, Arizona, Arkansas, California, Colorado,
                                                                            Connecticut, District of Columbia, Florida, Georgia,
                                                                            Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana,
                                                                            Maryland, Massachusetts, Michigan, Minnesota,
                                                                            Mississippi, Missouri, Nevada, New Hampshire, New
                                                                            Jersey, New Mexico, New York, North Carolina, North
                                                                            Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South
                                                                            Carolina, South Dakota, Tennessee, Texas, Utah,
                                                                            Vermont, Virginia, Washington, West Virginia,
                                                                            Wisconsin, Wyoming
----------------------------------------------------------------------------------------------------------------------------------
     Harmonic Technology Licensing, Inc.     100%      Minnesota            None
----------------------------------------------------------------------------------------------------------------------------------
     Alliance Recovery Management, Inc.      100%      Delaware             None
----------------------------------------------------------------------------------------------------------------------------------
World Financial Network National Bank        100%      National Banking     None
                                                       Association
----------------------------------------------------------------------------------------------------------------------------------
     WFN Credit Company, LLC                 100%      Delaware             None
----------------------------------------------------------------------------------------------------------------------------------
Alliance Data Systems (New Zealand)          100%      New Zealand          None
     Limited
----------------------------------------------------------------------------------------------------------------------------------
     Financial Automation Limited            100%      New Zealand          None
----------------------------------------------------------------------------------------------------------------------------------
     Financial Automation Marketing          100%      New Zealand          None
     Limited
----------------------------------------------------------------------------------------------------------------------------------
Loyalty Management Group Canada, Inc.        100%      Ontario, Canada      Toronto, Quebec, Alberta, British Columbia
----------------------------------------------------------------------------------------------------------------------------------
     LMG Travel Services Ltd                 100%      Ontario, Canada      None
----------------------------------------------------------------------------------------------------------------------------------
ADS Reinsurance Ltd.                         100%      Bermuda              None
----------------------------------------------------------------------------------------------------------------------------------
ADS Commercial Services, Inc.                100%      Delaware             California, Illinois, Michigan, Nevada, North Dakota,
                                                                            Tennessee, Vermont
----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE III

                    PERSONS TO ENTER INTO LOCK-UP AGREEMENTS


----------------------------------------------------------------

----------------------------------------------------------------
  1% AND GREATER HOLDERS (AND RELATED ENTITIES)
----------------------------------------------------------------
     WCAS VII L.P.
----------------------------------------------------------------
     Limited Commerce Corp.
----------------------------------------------------------------
     WCAS VIII L.P.
----------------------------------------------------------------
     Welsh Carson Anderson & Stowe VI L.P.
----------------------------------------------------------------
     WCAS Capital Partners III L.P.
----------------------------------------------------------------
     WCAS Capital Partners II L.P.
----------------------------------------------------------------
     WCAS Information Partners L.P.
----------------------------------------------------------------
  OFFICERS
----------------------------------------------------------------
     J. Michael Parks
----------------------------------------------------------------
     Ivan Szeftel
----------------------------------------------------------------
     John Scullion
----------------------------------------------------------------
     Michael A. Beltz
----------------------------------------------------------------
     Edward Heffernan
----------------------------------------------------------------
     Dwayne H. Tucker
----------------------------------------------------------------
     Steven T. Walensky
----------------------------------------------------------------
     Carolyn S. Melvin
----------------------------------------------------------------
     Robert P. Armiak
----------------------------------------------------------------
     Michael D. Kubic
----------------------------------------------------------------
     Richard E. Schumacher, Jr.
----------------------------------------------------------------
  DIRECTORS
----------------------------------------------------------------
     Bruce K. Anderson
----------------------------------------------------------------
     Roger Ballou
----------------------------------------------------------------
     Anthony J. deNicola
----------------------------------------------------------------
     Daniel P. Finkelman
----------------------------------------------------------------
     Kenneth R. Jensen
----------------------------------------------------------------
     Robert A. Minicucci
----------------------------------------------------------------
     Bruce A. Soll
----------------------------------------------------------------


                                 III-1

----------------------------------------------------------------
  OTHER INDIVIDUALS (RELATED TO WC)
----------------------------------------------------------------
     Russell L. Carson
----------------------------------------------------------------
     Patrick J. Welsh
----------------------------------------------------------------
     Thomas E. McInernay
----------------------------------------------------------------
     Andrew M. Paul
----------------------------------------------------------------


  OTHER ADS OPTIONHOLDERS
----------------------------------------------------------------
    Daniel Groomes
----------------------------------------------------------------
    Bryan Pearson
----------------------------------------------------------------
    Bruce McClary
----------------------------------------------------------------
    John Tomsho
----------------------------------------------------------------
    Bruce Kerr
----------------------------------------------------------------
    John Wright
----------------------------------------------------------------
    Frank Kersanty
----------------------------------------------------------------
    Joseph P. Rochford
----------------------------------------------------------------
    Pieto Satriano
----------------------------------------------------------------
    James B. Sullivan
----------------------------------------------------------------
    Robert W. Trammell
----------------------------------------------------------------
    Sidney Pinhas
----------------------------------------------------------------
    David L. Judy
----------------------------------------------------------------
    Theodore J. Palesky
----------------------------------------------------------------
    William Salamy
----------------------------------------------------------------
    Gerald Schaefer
----------------------------------------------------------------
    Lori Russell
----------------------------------------------------------------
    Patrick Cummiskey
----------------------------------------------------------------
    John Jackson
----------------------------------------------------------------
    Walter Roberts III
----------------------------------------------------------------
    Gavin Welbourne
----------------------------------------------------------------
    Craig Underwood
----------------------------------------------------------------

  OTHER STOCKHOLDERS
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
    Richard H. Stowe
----------------------------------------------------------------
    Bruce Turkett
----------------------------------------------------------------


                                 III-2

                                   SCHEDULE IV


                            FORM OF LOCK-UP AGREEMENT


                                                              _________ __, 2001

BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
  as Representatives of the
several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

         Re:   ALLIANCE DATA SYSTEMS CORPORATION

Ladies and Gentlemen:

         In consideration of the agreement of the several Underwriters (the "UNDERWRITING AGREEMENT"), for which Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation intend to act as Representatives, to underwrite a proposed public offering (the "OFFERING") of shares of common stock (the "COMMON STOCK") of Alliance Data Systems Corporation, a corporation organized under the laws of the State of Delaware (the "COMPANY"), as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-1, the undersigned hereby (i) agrees that the undersigned will not, directly or indirectly, during a period of one hundred eighty (180) days from the date of the final prospectus for the Offering (the "LOCK-UP PERIOD"), without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the transfer by the undersigned of any Common Stock to [any member of the undersigned's immediate family or to a revocable trust for the benefit of the undersigned or any member of the undersigned's immediate family, provided that any such transferee agrees to be bound by such conditions] [any affiliate of Limited Commerce Corp. that is wholly owned, directly or indirectly, by The Limited, Inc.], and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

         The undersigned further agrees, from the date hereof until the end of the Lock-Up Period, that the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register its Common Stock and to receive notice thereof.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. It is further understood that, if either the Underwriting Agreement is not executed or does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be immediately released without any further action on their or its part from their or its obligations under this letter agreement. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                                       Very truly yours,


                                       ---------------------------------------
                                       Name:



                                       IV-2